Exhibit 10.3

SECURED PROMISSORY NOTE
(Term Loan)

May 24, 2016

Borrower:	FRANKLIN COVEY CO., a Utah corporation

Lender:                   JPMORGAN CHASE BANK, N.A., a national banking association

Amount:                 $15,000,000.00

For value received, Borrower promises to pay to the order of Lender at its office at 201 South Main Street, Suite 300, Salt Lake City, Utah, 84111, or at such other place as Lender may from time to time designate in writing, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or such other principal balance as may be outstanding hereunder in lawful money of the United States of America, with interest thereon calculated and payable as provided herein and in that certain Amended and Restated Credit Agreement dated as of March 14, 2011 between Borrower and Lender (as it may be amended, modified, extended, and renewed from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Interest shall accrue on the outstanding principal balance hereunder according to the terms of the Credit Agreement.

Payments shall be made on the Term Loan in immediately available funds according to the terms of the Credit Agreement.

This Promissory Note is the Term Loan Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Promissory Note is secured by the Collateral in accordance with the Security Agreement and is entitled to the benefits of the Guaranty.

Upon the occurrence and continuation of any Event of Default under the Credit Agreement, all principal and all accrued interest then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

If an Event of Default occurs, Borrower agrees to pay to the holder hereof all out-of-pocket collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to conflict of laws principles.

Borrower and all endorsers, guarantors, and sureties of this Promissory Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Borrower, endorsers, guarantors, or sureties, Lender may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any Person liable, and release any security or guaranty.  Borrower, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

[Signature Page Follows]

IN WITNESS WHEREOF, this Secured Promissory Note (Term Loan) has been executed and becomes effective as of the day and year first set forth above.

FRANKLIN COVEY CO.
a Utah corporation

By:  /s/ Stephen D. Young
Name: Stephen D. Young
Title: Executive Vice President and Chief Financial Officer

                                        “Borrower”